Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated February 17, 2017, by and between Cinedigm Corp., a Delaware corporation (the “Company”) and Wolverine Flagship Fund Trading Limited, a Cayman Islands exempt company (the “Holder”).

RECITALS:

WHEREAS, the Holder holds an aggregate of $6,000,000 principal amount (the “Notes”) of the Company’s 5.5% convertible notes due 2035 (“Convertible Notes”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Holder desires to exchange the Holder’s Notes for an aggregate of 675,000 shares (the “Shares”) of Class A common stock of the Company, par value $0.001 per share (the “Common Stock”) and $2,100,000 aggregate principal amount of notes (the “Second Lien Notes”) pursuant to the Company’s Second Lien Loan Agreement dated as of July 14, 2016 among the Company, Cortland Capital Market Services LLC, as Agent (the “Agent”), and the lenders party thereto (the “Loan Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” has the meaning ascribed thereto in Rule 405 promulgated under the Securities Act.

“Agent” has the meaning ascribed thereto in the recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended to date.

“Closing” means the closing of the Exchange pursuant to Article 2.

“Closing Date” means the date of this Agreement, or such other date as is mutually agreed by the Company and the Holder.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning ascribed thereto in the recitals.

“Company 2016 Balance Sheet” has the meaning ascribed thereto in Section 3.6.

“Company Consolidated Financial Statements” has the meaning ascribed thereto in Section 3.6.

“Convertible Notes” has the meaning ascribed thereto in the recitals.

“Exchange” means the exchange of the Convertible Notes for the Exchange Consideration.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Consideration” means the Shares and the Second Lien Notes issued to the Holder in the Exchange in consideration for its Convertible Notes pursuant to this Agreement.

“GAAP” has the meaning ascribed thereto in Section 3.6.

“Indenture” means the Indenture dated as of April 29, 2015 between the Company and U.S. Bank National Association as Trustee.

“Interest Due” means, with respect to the Convertible Notes exchanged by the Holder, the amount of accrued but unpaid interest thereon, accrued through the Closing Date.

“Material Adverse Effect” means an event that results in or causes a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property of the Company and its material subsidiaries, taken as a whole, (b) the ability of any of the Company to perform its obligations under the Transaction Documents or (c) the validity or enforceability of any Transaction Document or the rights and remedies of the Holder.

“Notes” has the meaning ascribed thereto in the recitals.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“SEC Reports” has the meaning ascribed thereto in Section 3.6.

“Second Lien Loan Agreement” means the Second Lien Loan Agreement, dated as of July 14, 2016, among the Company, the Lenders party thereto, and Cortland Capital Market Services LLC, as Agent, as amended to date and from time to time.

“Second Lien Notes” has the meaning ascribed thereto in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning ascribed thereto in the recitals.

“Trading Market” means the primary one of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, or any other recognized exchange or automated quotation system (or any successors to any of the foregoing), and which is initially the Nasdaq Global Market.

“Transaction Documents” means this Agreement and the Second Lien Loan Agreement.

“Transactions” means the Exchange including the issuance of the Shares and Second Lien Notes.

“Transfer Agent” means American Stock Transfer & Trust Co., the current transfer agent of the Company, and any successor transfer agent of the Company.

“Trustee” means U.S. Bank, National Association, as Trustee under the Indenture.

ARTICLE II

EXCHANGE

2.1           The Exchange. At the Closing of the Exchange contemplated hereby, the Holder shall surrender to the Company the Notes in exchange for the Shares and the Second Lien Notes. Upon such date as is mutually agreed upon by the parties, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2           Interest Due. Effective upon the Closing, the Company shall pay to the Holder in cash the Interest Due on the Notes as of the Closing Date.

2.3           Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Holder the following:

(i)           this Agreement duly executed by the Company;

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(ii)           irrevocable instructions to the Transfer Agent to issue the Shares required to be issued under Section 2.1, registered to the Holder or its designee;

(iii)           the Second Lien Notes, which may be in book entry form unless a physical note is requested by the Holder, required to be issued under Section 2.1, registered to the Holder or its designee;

(iv)           a joinder to the Second Lien Loan Agreement duly executed by the Company and the Agent; and

(v)           the Interest Due to the Holder as of the Closing Date.

(b)           At the Closing, the Holder shall deliver or cause to be delivered to the Company, the following:

(i)           this Agreement duly executed by the Holder;

(ii)           irrevocable instructions to the Trustee under the Indenture with respect to the surrender to the Company of the Holder’s Notes or other proof of DWAC transfer of the Notes to the Company or the Company’s designee; and

(iii)           a joinder to the Second Lien Loan agreement duly signed by the Holder.

2.4           No Additional Consideration. The Exchange Consideration shall be issued to the Holder solely in exchange for the surrender of the Notes by the Holder, and the Holder shall not pay or be required to pay any additional consideration to the Company in order to effectuate the issuance of the Exchange Consideration due to the Holder.

2.5           Extinguishment of Notes. It is intended that, upon the consummation of the Exchange:

(i)           the Company will surrender the Notes to the Trustee under the Indenture for cancellation; and

(ii)           the Notes surrendered hereunder shall be cancelled and shall be null and void, and any and all rights arising thereunder shall be extinguished and the Company shall no longer be required to reserve shares of Common Stock for issuance upon the conversion of such Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1           Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to complete the Transactions, in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions, have been duly authorized by all necessary corporate action by the Company and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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3.2           No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Transactions will not (i) result in a violation of the Certificate of Incorporation, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws) and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company or its subsidiaries.

3.3           Securities Law Exemption. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Shares and the Second Lien Notes as contemplated by the Transaction Documents are exempt from registration under the Securities Act.

3.4           Issuance of Shares. Upon issuance of the Shares in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and other similar rights.

3.5           No Integrated Offering. Except as contemplated by this Agreement and in connection with the exchange of Convertible Notes held by other holders, the Company has not sold or issued, nor will sell or issue any securities that would be integrated with the offering of the Shares and Second Lien Notes contemplated by this Agreement pursuant to the Securities Act and the rules and regulations or the interpretations thereunder of the Commission.

3.6           SEC Reports; Financial Statements.

The Company has timely filed, or cured any defect relating to timely filing, all registration statements, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Exchange Act, as the case may be (the “SEC Reports”) since January 1, 2016. None of the Company’s subsidiaries is required to file periodic reports with the Commission pursuant to the Exchange Act. Each SEC Report (i) as of the time it was filed (or if subsequently amended, when amended), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time it was filed (or if subsequently amended or superseded by an amendment or other SEC Report, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Form 10-K for the fiscal year ended March 31, 2016 (the “Company Consolidated Financial Statements”) were prepared in accordance with generally accepted accounting principles as in effect in the United States of America (“GAAP”), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as may have been required by regulatory accounting principles applicable to the Company or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such Company Consolidated Financial Statements fairly presented, in all material respects, the consolidated financial position, results of operations, cash flows and shareholders’ equity of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to the Company and its consolidated subsidiaries taken as a whole).

Except as set forth in the SEC Reports, including without limitation, the risk factors contained therein, and except as and to the extent set forth on the consolidated balance sheet of the Company as of March 31, 2016 (the “Company 2016 Balance Sheet”), between March 31, 2016 and the date hereof neither the Company nor any of its consolidated subsidiaries has incurred any debts, liabilities or obligations (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of a nature that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in the Company 2016 Balance Sheet, or (ii) incurred in the ordinary course of business between March 31, 2016 and the date hereof that would not, individually or in the aggregate, have any material adverse effect on (x) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (y) the ability of the Company to consummate the transactions contemplated by this Agreement.

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3.7           Exchange Act Registration, Trading Market.

The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Trading Market, and other than as disclosed in the SEC Reports, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Trading Market, nor has the Company received any notification that the Securities and Exchange Commission or the Trading Market is contemplating terminating such registration or listing.

3.8           Proceedings. The Company knows of no proceedings relating to the Convertible Notes that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect such the completion of the Transactions.

3.9           Absence of Broker’s Fees. Neither the Company nor any of its officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the Exchange.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF the holder

As a material inducement to the Company to enter into this Agreement and consummate the exchange, the Holder represents, warrants and covenants with and to the Company as follows:

4.1           Authorization and Binding Obligation. The Holder has the requisite legal capacity, power and authority to enter into, and perform is obligations under, each Transaction Document to which it is a party. Each of the execution, delivery and performance of each such Transaction Document by the Holder, and the consummation by the Holder of the Transactions to which it is a party, have been duly authorized by all requisite corporate action on the part of the Holder, as applicable, and no further consent or authorization is required. Each Transaction Document to which the Holder is a party has been duly authorized, executed and delivered by such Holder, and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4.2           Beneficial Owner.

(a)           The Holder owns, beneficially and of record, good and marketable title to Notes being exchanged pursuant to this Agreement, free and clear of any taxes or encumbrances; and at the Closing, the Holder will convey to the Company good and marketable title to the Notes surrendered by the Holder in their entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.

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(b)           The Holder is not, and has not been for the preceding three months, an Affiliate of the Company. The Holder has beneficially owned the Notes fully paid, for at least one year as of the date hereof.

4.3           Experience of Investor. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Exchange, and has evaluated the merits and risks thereof. Such Holder is able to bear the economic risk of an investment in the Exchange Consideration and, at the present time, is able to afford a complete loss of such investment. The Holder qualifies as a qualified institutional buyer as defined in Rule 144A of the Securities Act.

4.4           Disclosure of Information. The Holder has access to and has reviewed the Company’s SEC Reports, including the “Risk Factors” contained therein. The Holder has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares and Second Lien Notes.

4.5           Restricted Securities. The Holder understands that the Shares and Second Lien Notes are characterized as “restricted securities” as that term is defined under Rule 144 of the Securities Act and have not been registered under the Securities Act or any applicable state securities law, and may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder agrees and acknowledges that, in connection with the transfer of any portion of, or all of, the Exchange Consideration, the Company may require the Holder to provide the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Second Lien Notes under the Securities Act.

4.6           Legends. Except as set forth in Section 6.3 hereof, the Holder agrees to the imprinting of a legend on the Shares and Second Lien Notes, or certificates evidencing such securities, in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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4.7           Proceedings. The Holder knows of no proceedings relating to the Convertible Notes that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect the completion of the Transactions.

4.8           Tax Consequences. The Holder acknowledges that the Exchange may involve tax consequences to the Holder, and that the contents of this Agreement do not contain tax advice. The Holder acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the Exchange. The Holder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with its beneficial ownership of the Notes or the Exchange.

4.9           Absence of Broker’s Fees. Neither the Holder nor any of its officers, directors, partners, managers or similar Persons has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Holder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the Exchange.

4.10           Reliance on Exemptions. The Holder understands that the Shares and the Second Lien Notes are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the Holder’s representations, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Shares and the Second Lien Notes.

ARTICLE V

Second Lien Notes

5.1           Second Lien Notes. The Second Lien Notes shall have the terms set forth in the Second Lien Loan Agreement, and upon the exchange, the Holder shall become a party to the Second Lien Loan Agreement by execution of a joinder thereto.

5.2           Waiver of Shares under Second Lien Loan Agreement. In light of the issuance of the Shares pursuant to this Exchange Agreement, the Holder hereby irrevocably waives its rights under Section 2.1(b) of the Second Lien Loan Agreement to receive shares of Common Stock thereunder.

5.3           Consent to Amendment. The Holder agrees and covenants that, after it becomes a lender under the Second Lien Loan Agreement, it will approve and/or consent to amend the Second Lien Loan Agreement to increase the aggregate principal amount outstanding permitted under the First Lien Credit Agreement (as defined in the Second Lien Loan Agreement) not to exceed $35,000,000 plus the amount of any payment-in-kind interest added to such outstanding principal amount.

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ARTICLE VI

COVENANTS AND OTHER AGREEMENTS

6.1           Holding Period. For the purposes of Rule 144, the Company acknowledges that the Holder’s holding period of the Notes may be tacked onto the holding period of the Shares, and the Company agrees not to take a position contrary to this Section 6.1.

6.2           Acceptance of Holder’s Counsel’s Rule 144 Opinion. The Company covenants that it shall give specific authorization to the Transfer Agent and its legal counsel that the Transfer Agent may accept the Holder’s legal counsel’s Rule 144 opinion with regard to sale of the Shares, in accordance with and subject to the review process in the last sentence of this Section 6.2, as long as the Holder holds any of the Shares; provided that the Transfer Agent shall be instructed to contact the Company for approval of all opinions before giving effect to the removal of any restrictive legends therefrom. The Company shall be allowed two (2) Business Days to review an opinion and if no objection is affirmatively raised then the Company’s approval shall be deemed given.

6.3           Removal of Restrictive Legends. Notwithstanding Section 4.6 hereof, Shares may be issued or reissued, as applicable, without a restrictive legend as follows:

(a)           the Shares shall be issued at Closing without any restrictive legend, based on the available tacking of the holding period under Section 6.1 of aggregate principal amount of $6,000,000 of Notes, in reliance on representations made by the Holder in Section 4 hereof; and

(b)           the Holder represents that with respect to Shares, if the Holder subsequently becomes an Affiliate of the Company, the Holder will submit any Shares then held by the Holder that are not at such time marked with a restrictive legend relating to transfers under the Securities Act, to the Company for legending.

6.4           No Resale Registration. In light of Section 6.3(a), the Holder hereby irrevocably waives its rights under Section 2.3(b)(i)(4) of the Second Lien Loan Agreement to registration rights with respect to resale of the Shares.

ARTICLE VII

MISCELLANEOUS

7.1           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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7.2           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.3           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.4           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.5           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement (together with the other Transaction Documents), contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the parties. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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7.6           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Exchange Consideration.

7.7           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Cinedigm Corp.

902 Broadway, 9th Floor

New York, NY 10010

Telephone: (212) 206-8600

Facsimile: (212) 598-4895

Attention: General Counsel

Email: gloffredo@cinedigm.com

With a copy to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Telephone: (212) 808-7800

Facsimile: (212) 808-7897

Attention: Jonathan K. Cooperman, Esq.

Email:jcooperman@kelleydrye.com

If to the Holder:

Wolverine Asset Management, LLC

175 W. Jackson Blvd, Suite 340

Chicago, IL 60604

Telephone: (312) 884-3880

Attention: Bruce Mygatt

Email: notices@wolvefunds.com

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7.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign some or all of its rights hereunder without the consent of the Company, except as may be inconsistent with the terms of this Agreement.

7.9           Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include the masculine and feminine genders.

Each and every reference to share prices and shares of Common Stock in the Transaction Documents shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

CINEDIGM CORP.

By:	/s/ Gary S. Loffredo
	Name: Title:	Gary S. Loffredo Executive Vice President

[Signature Page to Exchange Agreement]

HOLDER:

WOLVERINE FLAGSHIP FUND TRADING LIMITED
By Wolverine Asset Management, LLC, its investment manager

By:	/s/ Kenneth L. Nadel
	Name: Title:	Kenneth L. Nadel Chief Operating Officer

For Issuance of Shares and Second Lien Notes:

Registered Name:	Wolverine Flagship Fund Trading Limited

Address:	175 W. Jackson Blvd., Suite 340

Chicago, IL 60604

Federal Tax ID:	98-0383545

[Signature Page to Exchange Agreement]